SHARE EXCHANGE AGREEMENT

                          BY AND BETWEEN

                 MEDICAL STAFFING SOLUTIONS, INC.

                                AND

                  TELESCIENCE INTERNATIONAL, INC.








                  Dated as of SEPTEMBER 25, 2003

                     SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT, dated as of September 25, 20032, by and between Medical Staffing Solutions, Inc. a Nevada corporation
("MSSI"), and TELESCIENCE INTERNATIONAL, INC., a Virginia corporation ("TELESCIENCE" or the "Company") (collectively, the "Parties").

     WHEREAS, MSSI is a corporation organized under the laws of the State of Nevada and has a class of securities registered with the Securities and Exchange Commission ("SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     WHEREAS, TELESCIENCE is a corporation organized under the laws of the State of Virginia and is a privately owned and operated company.

     WHEREAS, the respective board of directors of MSSI and TELESCIENCE have approved the exchange of shares of TELESCIENCE Common Stock for shares of MSSI Common Stock pursuant to the terms of this Agreement (the "Share Exchange"), such that immediately following the Share Exchange, the TELESCIENCE Shareholder shall hold approximately 80% of MSSI and TELESCIENCE shall be a wholly owned subsidiary of MSSI;

     WHEREAS, the Share Exchange is intended to qualify as a tax free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), but no opinion of counsel or Internal Revenue Service determination shall be obtained for treatment and shall not be a condition to Closing;

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:


                             ARTICLE I

                EXCHANGE OF SHARES FOR COMMON STOCK

     SECTION 1.1. AGREEMENT TO EXCHANGE SHARES FOR COMMON STOCK. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the TELESCIENCE Shareholders shall sell, assign, transfer, convey and deliver the Shares (representing 4,000,000 shares or 100% of its common stock of TELESCIENCE) to MSSI, and MSSI shall accept the Shares from TELESCIENCE in exchange for 2,200,000 pre-dividend, 33,000,000 post-dividend newly issued shares of MSSI Common Stock, which represents approximately 80% of the issued and outstanding shares of the Company on a post merger basis.

     SECTION 1.2. [INTENTIONALLY OMITTED].

     SECTION 1.3. CLOSING. The closing of such exchange (the "Closing") shall take place at 11:00 a.m. Eastern Time on the first business day after the conditions to closing set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the principal offices of the Company. At the Closing, the TELESCIENCE Shareholder shall deliver to MSSI the stock certificate(s) representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Shares (the "Exchange Shares"), MSSI shall exchange with the TELESCIENCE Shareholder 2,200,000 pre-dividend shares of the MSSI Common Stock, par value $.001 per share (the "Common Stock"), of MSSI.

                            ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF TELESCIENCE

TELESCIENCE hereby represents, warrants and agrees as follows:

     SECTION 2.1.   CORPORATE ORGANIZATION.

          (a) TELESCIENCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TELESCIENCE ( "TELESCIENCE Material Adverse Effect");

          (b) Copies of the Articles of Incorporation and By-laws of TELESCIENCE, with all amendments thereto to the date hereof, have been furnished to MSSI, and such copies are accurate and complete as of the date hereof. The minute books of TELESCIENCE are current as required by law, contain the minutes of all meetings of the Board of Directors from date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors of TELESCIENCE.

     SECTION 2.2. CAPITALIZATION OF TELESCIENCE. The authorized capital stock of TELESCIENCE consists of 10,000,000 shares of common stock $.01 par value per share, of which 4,000,000 shares are outstanding. All of the shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Shares are the sole outstanding shares of capital stock of TELESCIENCE , and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of TELESCIENCE.

     SECTION 2.3. SUBSIDIARIES AND EQUITY INVESTMENTS. TELESCIENCE has no subsidiaries or equity interest in any corporation, partnership or joint venture with the exception of those listed on Schedule 2.3 of this agreement.

     SECTION 2.4. AUTHORIZATION AND VALIDITY OF AGREEMENTS. TELESCIENCE has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TELESCIENCE and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of TELESCIENCE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

     SECTION 2.5. NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement by TELESCIENCE does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of TELESCIENCE, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TELESCIENCE is a party or by which any of them is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TELESCIENCE, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which TELESCIENCE is bound.

     SECTION 2.6. CONSENTS AND APPROVALS. Schedule 2.6 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by TELESCIENCE or the performance by TELESCIENCE of its or their obligations hereunder.

     SECTION 2.7. FINANCIAL STATEMENTS. TELESCIENCE was incorporated in the State of Virginia and commenced operations on October 9, 1987. As a condition precedent to Closing TELESCIENCE must furnish to MSSI financial statements for the period ended December 31, 2002 (the financial statements being hereinafter referred to as the "Financial Statements"). Following Closing and within the prescribed period required by the SEC TELESCIENCE must deliver audited Financial Statement prepared by a qualified Accounting firm (preferably Josephs, Bagell & Company LLC, TII's current auditors). The Financial Statements, including the notes thereto,
(i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material aspects, the financial position, results of operations and changes in financial position of TELESCIENCE, as consolidated, as of such date and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of TELESCIENCE, (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by TELESCIENCE for federal income tax purposes,
(v) and contain all entries recommended by TELESCIENCE's Accountants.

     SECTION 2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS.

 Since January 1, 2003 and except as set forth on Schedule 2.8:

          (a) TELESCIENCE has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of TELESCIENCE. TELESCIENCE does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of TELESCIENCE;

          (b) there has not been any substantive change in any method of accounting or accounting practice of TELESCIENCE;

          (c) there has not been any declarations, setting aside or payment of dividends or distributions with respect to shares of TELESCIENCE or any redemption, purchase or other acquisition of any other TELESCIENCE's securities; and

          (d) a material increase in the compensation payable or to become payable to any director or officer of TELESCIENCE.

     SECTION 2.9. [INTENTIONALLY OMITTED]

     SECTION 2.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 2.10 TELESCIENCE has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of TELESCIENCE as of that date included in the Financial Statements other than liabilities incurred or accrued in the ordinary course of business. Except as shown in such balance sheets or in the notes to the Financial Statements, TELESCIENCE is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

     SECTION 2.11. INTERESTS IN REAL PROPERTY. Except as set forth on
Schedule 2.11, TELESCIENCE does not own any item of or interest in real property.

     SECTION 2.12. PERSONAL PROPERTY. TELESCIENCE owns all personal property ("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 2.12. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of
TELESCIENCE: (i) is in such operating condition repair as may be necessary to carry on the business of TELESCIENCE as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of TELESCIENCE.

     SECTION 2.13. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Schedule
2.13 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to TELESCIENCE by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Each License and Permit is valid and in full force and effect, and, to TELESCIENCE's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of TELESCIENCE's business in the manner now conducted and as has been proposed by TELESCIENCE to be conducted. Except as set forth in Schedule 2.13, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

     SECTION 2.14. COMPLIANCE WITH LAW. The operations of TELESCIENCE have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over TELESCIENCE and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a TELESCIENCE Material Adverse Effect. TELESCIENCE has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to TELESCIENCE or any of its assets, properties or operations.

     SECTION 2.15. LITIGATION. Except as set forth on Schedule 2.15, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the TELESCIENCE's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against TELESCIENCE or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of TELESCIENCE or the transactions contemplated by this Agreement, nor is any basis known to it for any such action, suit, proceeding or investigation. Schedule 2.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither TELESCIENCE nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any country, judicial, state or local court or governmental or regulatory authority or arbitrator, that would have a TELESCIENCE Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

     SECTION 2.16. CONTRACTS. Schedule 2.16 sets forth a true and complete list of all material contracts, agreements and other instruments to which TELESCIENCE is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights;
(f) contracts or commitments limiting or restraining TELESCIENCE from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. TELESCIENCE has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to TELESCIENCE's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of TELESCIENCE's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

     SECTION 2.17. EMPLOYEE PLANS. Schedule 2.17 lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which TELESCIENCE maintains, or has any obligation to contribute to and TELESCIENCE is in compliance with such plans.

     SECTION 2.18. INSURANCE. Schedule 2.18 lists the insurance and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of TELESCIENCE. Except as set forth in Schedule 2.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to TELESCIENCE's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. TELESCIENCE is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in
Schedule 2.18, there is no claim by TELESCIENCE pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     SECTION 2.19. ENVIRONMENTAL MATTERS. TELESCIENCE has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a TELESCIENCE Material Adverse Effect. TELESCIENCE has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under any Environmental Laws, nor has TELESCIENCE received notice of any such liability or any claim therefor.

     SECTION 2.20.   LABOR MATTERS.

           (a) Except as set forth in Schedule 2.20: (i) TELESCIENCE is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) TELESCIENCE is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) TELESCIENCE is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by TELESCIENCE nor does TELESCIENCE know of any activities or proceedings of any labor union to organize any such employees.
TELESCIENCE has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

           (b) Except as set forth in Schedule 2.20: (i) TELESCIENCE is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to TELESCIENCE's best knowledge, threatened against or affecting TELESCIENCE, and TELESCIENCE has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of TELESCIENCE; (iv) there are no charges with respect to or relating to TELESCIENCE pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (v) TELESCIENCE has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of TELESCIENCE and no such investigation is in progress.

     SECTION 2.21. BOOKS AND RECORDS. The minute books of TELESCIENCE all the contents of which have been previously made available to MSSI and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the shareholders and Board of Directors of TELESCIENCE. TELESCIENCE does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of TELESCIENCE.

     SECTION 2.22. SURVIVAL. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by TELESCIENCE at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the Closing.



                            ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF MSSI

         MSSI represents, warrants and agrees as follows:

     SECTION 3.1.    CORPORATE ORGANIZATION.

           (a) MSSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by MSSI or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of MSSI (a "MSSI Material Adverse Effect").

           (b) Copies of the Articles of Incorporation and By-laws of MSSI, with all amendments thereto to the date hereof, have been furnished to TELESCIENCE, and such copies are accurate and complete as of the date hereof. The minute books of MSSI are current as required by law, contain the minutes of all meetings of the Board of Directors, committees of the Board of Directors from the date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors and committees of the Board of Directors of MSSI.

     SECTION 3.2. CAPITALIZATION OF MSSI; TITLE TO THE SHARES. The authorized capital stock of MSSI consists of (a) 50,000,000 of common stock, par value $.001 per share, of which 10,500,000 shares are outstanding and 5 million shares of preferred stock of which none is outstanding (the "MSSI Shares"). All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive or similar rights and no personal liability attaches to the ownership thereof. As of the date of Closing, the Board of Directors and a majority of the shareholders of MSSI will duly authorize a resolution so as to approve: (i) a 15 for one forward split of MSSI's outstanding common stock (or equivalent stock dividend) and an increase in its authorized shares of Common Stock to 200,000,000 shares; (ii) the creation of a class of authorized shares of Preferred Stock in the amount of 20,000,000 shares; (iii) change in the name of the Company; (iv) upon the issuance of 30,000,000 shares to the shareholder of TELESCIENCE, the cancellation of all but 7,500,000 post-split "free trading" shares of . Said amendment to the Articles of Incorporation will be duly and properly filed as soon after the Closing as is feasibly possible. Except as set forth on Schedule 3.2, the MSSI Shares are the sole outstanding shares of capital stock of MSSI, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of MSSI.

     SECTION 3.3. SUBSIDIARIES. MSSI has no subsididaries other than those listed on Schedule 3.3.

     SECTION 3.4. AUTHORIZATION AND VALIDITY OF AGREEMENTS. MSSI has all corporate power and authority to execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to exchange the MSSI Shares with the TELESCIENCE Shareholders, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All of MSSI's Common Stock to be issued and sold to each TELESCIENCE Shareholders pursuant to this Agreement, when issued and delivered as provided herein shall be duly authorized, validly issued and non-assessable and free of preemptive or similar rights. The execution and delivery of this Agreement by MSSI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of MSSI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

     SECTION 3.5. NO CONFLICT OR VIOLATION. Except as otherwise set forth on Schedule 3.4, the execution, delivery and performance of this Agreement by MSSI does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of MSSI, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which MSSI is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of MSSI, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which MSSI is bound.

     SECTION 3.6. CONSENTS AND APPROVALS. Schedule 3.5 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by MSSI or the performance by MSSI of its obligations hereunder.

     SECTION 3.7. FINANCIAL STATEMENTS. MSSI has heretofore furnished to TELESCIENCE (a) audited financial statements as of and for the year ended on December 31, 2002, accompanied by the reports thereon of MSSI's Accountants, (the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material respects, the financial position, results of operations and changes in financial position of MSSI as of such dates and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of MSSI, (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by MSSI for federal income tax purposes, and (v) contain all entries recommended by MSSI's Accountants.

     SECTION 3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 2003, and except (i) as contemplated by this Agreement (ii) set forth in the reports filed by MSSI (the "MSSI Public Reports") with the SEC or
(iii) as set forth on Schedule 3.7:

           (a) MSSI has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of MSSI. MSSI does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of MSSI;

          (b) there has not been any substantive change in any method of accounting or accounting practice of MSSI;

          (c) there have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of MSSI or any redemption, purchase or other acquisition of any other MSSI's securities; and

          (d) an increase in the compensation payable or to become payable to any director or officer of MSSI other than pursuant to employment agreements or consistent with prior past practices.

SECTION 3.9. [INTENTIONALLY OMITTED]

     SECTION 3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.9, MSSI has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of MSSI as of December 31, 2002, other than liabilities incurred or accrued in the ordinary course of business. Except as shown in such balance sheet or in the notes to the Financial Statements or as disclosed in a MSSI Public Report, MSSI is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

     SECTION 3.11. INTERESTS IN REAL PROPERTY. MSSI does not own or lease any real property.

     SECTION 3.12. PERSONAL PROPERTY. MSSI owns all personal property (including properties that may be deemed to be a mix of personal property and Real Property, ("Personal Property")) purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 3.12. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of, any of, MSSI: (i) is, in the aggregate, in such operating condition repair as may be necessary to carry on the business of MSSI as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of MSSI.

     SECTION 3.13. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. There are no licenses, permits, franchises, authorizations and approvals issued or granted to MSSI by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), or any pending applications therefor.

     SECTION 3.14 COMPLIANCE WITH LAW. The operations of MSSI have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over MSSI and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a MSSI Material Adverse Effect. MSSI has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to MSSI or any of its assets, properties or operations.

     SECTION 3.15. LITIGATION. Except as disclosed in a MSSI Public Report, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the MSSI's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against MSSI or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of MSSI or the transactions contemplated by this Agreement, nor is any basis known to MSSI for any such action, suit, proceeding or investigation. Schedule 3.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither MSSI nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a MSSI Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

     SECTION 3.16. CONTRACTS. Schedule 3.16 sets forth a true and complete list of all material contracts, agreements and other instruments to which MSSI is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property;
(e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining MSSI from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Except as disclosed in a MSSI Public Report, each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof except as disclosed in a MSSI Public Report. MSSI has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to MSSI's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default except as disclosed in a MSSI Public Report. To the best of MSSI's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

     SECTION 3.17. EMPLOYEE PLANS. MSSI has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans. MSSI has no employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no employee pension benefit plan as defined in Section 3(2) of ERISA (an "Employee Pension Plan"). Additionally, there are no pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which MSSI maintains, or has any obligation to contribute to.

     SECTION 3.18. INSURANCE. Schedule 3.18 lists the insurance and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of MSSI. Except as set forth in Schedule 3.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to MSSI's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. MSSI is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in Schedule 3.18, there is no claim by MSSI pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     SECTION 3.19. ENVIRONMENTAL MATTERS. MSSI has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a MSSI Material Adverse Effect. MSSI has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq. or any other Environmental Laws, nor has Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of its respective assets.

     SECTION 3.20.   LABOR MATTERS.
          (a) Except as set forth in Schedule 3.20: (i) MSSI is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) MSSI is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) MSSI is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by MSSI nor does MSSI know of any activities or proceedings of any labor union to organize any such employees. MSSI has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

      (b) Except as set forth in Schedule 3.20; (i) MSSI is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to MSSI's best knowledge, threatened against or affecting MSSI, and MSSI has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of MSSI; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of MSSI; (v) there are no charges with respect to or relating to MSSI pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;
(vi) MSSI has received no formal Notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of MSSI and no such investigation is in progress.

     SECTION 3.21. SEC FILINGS. MSSI has heretofore delivered to the TELESCIENCE copies of MSSI's Annual Report for the year ended December 31, 2002. As of such date, such report compiled in all material respects with all applicable requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. MSSI has filed, timely, all periodic and other reports, schedules, forms exhibits, statements and other documents required to be filed by it with the SEC under the Exchange Act. MSSI is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the Over-The-Counter Bulletin Board. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by MSSI that
(i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

     SECTION 3.23. BOOKS AND RECORDS. The minute books of MSSI, all the contents of which have been previously made available to TELESCIENCE and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the shareholders and Board of Directors of MSSI. MSSI does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of MSSI.

     SECTION 3.24. SURVIVAL. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by MSSI at the Closing as if made at such time and shall survive the Closing for a period terminating on the fourth anniversary.


                            ARTICLE IV
                             COVENANTS

     SECTION 4.1.   CERTAIN CHANGES AND CONDUCT OF BUSINESS.

          (a) From and after the date of this Agreement and until the Closing Date, MSSI shall conduct, its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations or warranties of MSSI, and without the prior written consent of TELESCIENCE, MSSI will not, except as required or permitted pursuant to the terms hereof:

                           (i) make any material change in the conduct of
its businesses and operations enter into any transaction other than in the ordinary course of business consistent with past practices;

                           (ii) make any change in its Articles of
Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                           (iii) (A) incur, assume or guarantee any
indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, or (B) issue any securities convertible or exchangeable for debt securities of MSSI;

                           (iv) make any sale, assignment, transfer,
abandonment or other conveyance of any of its assets or any part thereof;

                           (v) subject any of its assets, or any part
thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a material adverse effect on MSSI;

                           (vi) acquire any assets, raw materials or
properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

                           (vii) enter into any new (or amend any
existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

                           (viii) make or commit to make any material
capital expenditure;

                           (ix) pay, loan or advance any amount to, or
sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

                           (x) guarantee any indebtedness for borrowed
money or any other obligation of any other person;

                           (xi) fail to keep in full force and effect
insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

                (xii) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material;

                           (xiii) make any loan, advance or capital
contribution to or investment in any person;

                           (xiv) make any change in any method of
accounting or accounting principle, method, estimate or practice (xv) settle, release or forgive any claim or litigation or waive any right;

                           (xvi) commit itself to do any of the foregoing.

Additionally, MSSI shall:

                           (xvii) continue to maintain, in all material
respects, its properties in accordance with present practices in a condition suitable for its current use;

                           (xviii) file, when due or required, federal,
state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                           (xix) continue to conduct its business in the
ordinary course consistent with past practices;

                           (xx) keep its books of account, records and
files in the ordinary course and in accordance with existing practices;
and

                           (xxi) continue to maintain existing business
relationships with suppliers.

         SECTION 4.2. ACCESS TO PROPERTIES AND RECORDS. TELESCIENCE shall afford MSSI, and MSSI shall afford to TELESCIENCE's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

         SECTION 4.3. NEGOTIATIONS. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of party or persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving any party thereof except as permitted herein A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

         SECTION 4.4. CONSENTS AND APPROVALS. The parties, (i) shall use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection with such transactions.

         SECTION 4.5. PUBLIC ANNOUNCEMENT. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

         SECTION 4.6. RESIGNATIONS OF MSSI'S OFFICERS AND DIRECTORS. On the date of this Agreement, MSSI shall receive the resignations of all officers and directors of MSSI and MSSI shall have caused such persons as directed by TELESCIENCE to be appointed to MSSI as officers and directors of MSSI.

         SECTION 4.7 . TELESCIENCE ISSUANCE. From and after the date of this Agreement until the Closing Date, TELESCIENCE shall not issue any additional shares of its capital stock.




                             ARTICLE V

           CONDITIONS AND OBLIGATIONS TO CLOSING OF MSSI

         The obligations of MSSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by MSSI in its sole discretion:

         SECTION 5.1. REPRESENTATIONS AND WARRANTIES OF TELESCIENCE.
All representations and warranties made by TELESCIENCE in this Agreement shall be true and correct on and as of the Closing Date as if again made by TELESCIENCE on and as of such date.

         SECTION 5.2. FINANCIAL STATEMENTS.

TELESCIENCE shall have delivered all of the required Financial Statements set forth in Section 2.7 of this agreement to MSSI on or before the Closing.

     SECTION 5.3 AGREEMENTS AND COVENANTS. TELESCIENCE shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by any of them on or prior to the Closing Date.

         SECTION 5.4. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

         SECTION 5.5. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TELESCIENCE shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         SECTION 5.6. OTHER CLOSING DOCUMENTS. MSSI shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of TELESCIENCE or in furtherance of the transactions contemplated by this Agreement as MSSI or its counsel may reasonably request.



                            ARTICLE VI

       CONDITIONS AND OBLIGATIONS OF CLOSING TO TELESCIENCE

         The obligations of TELESCIENCE to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TELESCIENCE in its sole discretion, as the case may be.

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF MSSI. All representations and warranties made by MSSI in this Agreement shall be true and correct on and as of the Closing Date as if again made by MSSI on and as of such date.

         SECTION 6.2. FINANCIAL STATEMENTS.

          (a)  MSSI shall have delivered the Financial Statements set forth
            Section 3.7 to TELESCIENCE on or before Closing.


         SECTION 6.2. AGREEMENTS AND COVENANTS. MSSI shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         SECTION 6.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other shareholder, person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date, including but not limited to the approval of the Board of Directors of TELESCIENCE, and the majority shareholders of TELESCIENCE. In connection with obtaining a majority shareholder approval and under the rules and regulations of the Exchange Act, TELESCIENCE/MSSI will file a Schedule 14C with the SEC and the shareholder approval will be effective 21 days following the day the definitive Schedule 14C is filed with the SEC and the information statement mailed to MSSI's shareholders.

         SECTION 6.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MSSI and its subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

    SECTION 6.5.  GOODSTANDING AND OTHER CERTIFICATES.   MSSI shall have
delivered to TELESCIENCEa certificate form the Secretary of State or other appropriate official of their respective jurisdictions of incorporation, to the effect that MSSI is in good standing in such jurisdiction

         SECTION 6.6. OTHER CLOSING DOCUMENTS. TELESCIENCE shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of MSSI or in furtherance of the transactions contemplated by this Agreement as TELESCIENCE or its counsel may reasonably request.

     SECTION 6.7. RESIGNATION. MSSI currently has 2 members of its Board of Directors and 2 officers of the parent Company, Medical Staffing Solutions, Inc. All of such officers and directors shall resign upon the signing of this Agreement. Upon resignation of all the officers and directors of MSSI, TELESCIENCE nominees will be appointed as officers and directors. The TELESCIENCE nominees will be submitted to MSSI prior to Closing with appropriate background and personal contact information on each nominee.

         SECTION 6.8. CORPORATE MATTERS. MSSI shall amend its Certificate of Incorporation to increase its authorized capital stock to 220,000,000 shares, of which 200,000,000 shall be common stock and 20,000,000 shall be preferred stock.

          SECTION 6.9. OPTION AGREEMENTS. Certain shareholders of MSSI shall have entered into option agreements with certain designated persons and entities to the reasonable satisfaction of TELESCIENCE.


                            ARTICLE VII

                    TERMINATION AND ABANDONMENT

         SECTION 7.1. METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

                  (a) By the mutual written consent of TELESCIENCE and MSSI;

                  (b) By MSSI, upon a material breach of any representation, warranty, covenant or agreement on the part of TELESCIENCE set forth in this Agreement, or if any representation or warranty of TELESCIENCE shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a) "TELESCIENCE Breach"), and such breach shall, if capable of cure, have not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                  (c) By TELESCIENCE, upon a material breach of any representation, warranty, covenant or agreement on the part of MSSI set forth in this Agreement, or, if any representation or warranty of MSSI shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "MSSI Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                  (d) By either TELESCIENCE or MSSI, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either TELESCIENCE or MSSI, if the Closing shall not have been consummated as a result of MSSI, TELESCIENCE having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

                  (e) By either TELESCIENCE or MSSI if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

         SECTION 7.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement by TELESCIENCE or MSSI pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 9.1, 9.4 and 9.5 hereof; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.


                           ARTICLE VIII

                      POST-CLOSING AGREEMENTS

         SECTION 8.1. CONSISTENCY IN REPORTING. Each party hereto agrees that: (i) the transaction is intended to qualify as a tax-free transaction under the Code; (ii) the transaction shall be reported for Federal income tax purposes as a tax-free transaction; (iii) for purposes of all financial statements, tax returns and reports, and communications with third parties, the transactions contemplated in this agreement and ancillary or collateral transactions will be treated as a tax-free transaction; and (iv) if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was with the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

         SECTION 8.2. INDEMNITY. Each party shall indemnify and hold the other party harmless for acts or omissions pertaining to this agreement that are not detailed herein and that may occur in the future without knowledge at the execution of this agreement.

                            ARTICLE IX

                     MISCELLANEOUS PROVISIONS

         SECTION 9.1. SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the-consummation of the transactions contemplated by this Agreement, subject to Sections 2.22 and 3.24. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

         SECTION 9.2. PUBLICITY. Neither party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing party prior notice and an opportunity to comment on the proposed disclosure.

         SECTION 9.3. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY
BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

         SECTION 9.4  BROKERS AND FINDERS.

                  TELESCIENCE represents and warrants to MSSI that, except for INFE Ventures, Inc., they have not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby. TELESCIENCE will be responsible for compensating INFE Ventures, Inc. in connection with this transaction.

         SECTION 9.5. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         SECTION 9.6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          (a)   If to MSSI, to:


               David B. Stocker, Attorney-at-law
               Suite 234 Valley Commerce Center
               4745 North Seventh Street
               Phoenix, AZ 85014
               Fax:  602.235.9040



           (b) If to TELESCIENCE, to:

               TELESCIENCE INTERNATIONAL, INC.
               8150 Leesburg Pike
               Suite 1200
               Vienna, VA 22182
               Attn:  B. B. Sahay, Ph.D., Chief Executive Officer

          (c)  With a copy to:

               Scott A. Dondershine, Attorney-at-law
               David, Brody & Dondershine, LLP
               Suite 100
               12200 Sunrise Valley Drive
               Reston, VA 20191
               Fax:  703.264.2226

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.6.

         SECTION 9.7. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         SECTION 9.8. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 9.9. TITLES AND HEADINGS. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         SECTION 9.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         SECTION 9.11. [Intentionally Omitted}.

         SECTION 9.12. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 9.13. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Virginia without giving effect to the choice-of-law provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


MEDICAL STAFFING SOLUTIONS, INC.


By: __________________

Its:___________________


TELESCIENCE INTERNATIONAL, INC.


By: ___________________
    B.B.Sahay, Chief Executive Officer


B.B. SAHAY, INDIVIDUALLY AS 100% SHAREHOLDER OF TELESCIENCE


_____________________________